Exhibit 99.1
Alignment Healthcare Reports 31% Year-Over-Year Membership Growth to 275,300 as of Jan. 1, 2026
●Guides year-end 2026 health plan membership range of 290,000 to 296,000.
●Announces its expectation that consensus adjusted EBITDA of approximately $145 million in 2026 will be within its full-year 2026 guidance range.
●Reaffirms its full-year 2025 guidance ranges on health plan membership, revenue, adjusted gross profit and adjusted EBITDA.

ORANGE, Calif., (Jan. 12, 2026) -- Alignment Healthcare, Inc. (NASDAQ: ALHC), an award-winning Medicare Advantage (MA) company, today announced Jan. 1 health plan membership of approximately 275,300, representing 31% year-over-year growth following a strong annual enrollment period (AEP). Since its IPO in 2021, the company has achieved a compounded annual membership growth rate of approximately 30%, underscoring sustained performance in the MA market.

Following its AEP results, the company expects to have health plan membership of 290,000 to 296,000 at year-end 2026, representing growth of approximately 24% to 27% relative to the midpoint of its year-end 2025 membership guidance provided on Oct. 30, 2025. Furthermore, the company is announcing its expectation that consensus adjusted EBITDA of approximately $145 million in 2026 will be within its full-year 2026 guidance range. Full-year 2026 guidance will be provided at its fourth-quarter 2025 earnings call.

Lastly, the company is reaffirming its full-year 2025 guidance ranges on health plan membership, revenue, adjusted gross profit and adjusted EBITDA provided Oct. 30, 2025.

“Alignment Healthcare continues to set the bar high for Medicare Advantage done right,” said John Kao, founder and CEO, Alignment Healthcare. “As we mark five years as a public company, we are proving strong business performance comes from delivering on our promise to seniors: better care, better outcomes and lower costs. The strength of our model is driving industry-leading performance in MA today and positions us for scalable, repeatable growth.”

Alignment’s proven care-centered model continues to deliver high-quality outcomes and create shareholder value by serving seniors. Based on Centers for Medicare & Medicaid Services star ratings, 100% of its members are enrolled in plans rated 4 stars or higher for the second consecutive year.

Non-GAAP Measures
Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as income (loss) from operations before depreciation and amortization, clinical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses. We cannot reconcile our estimated ranges for adjusted gross profit to loss from operations, the most directly comparable GAAP measure, and cannot provide estimated ranges for loss from operations, without unreasonable efforts because of the uncertainty around certain items that may impact loss from operations, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.
Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs and equity-based compensation expense. We cannot reconcile our estimated ranges for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and cannot provide estimated ranges for net loss, without unreasonable efforts because of the uncertainty around certain items that may impact net loss, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.
About Alignment Healthcare
Alignment Health is championing a new path in senior care that empowers members to age well and live their most vibrant lives. A consumer brand name of Alignment Healthcare (NASDAQ: ALHC), Alignment Health’s mission-focused team makes high-quality, low-cost care a reality for its Medicare Advantage members every day. Based in California, the company partners with nationally recognized and trusted local providers to deliver coordinated care, powered by its customized care model, 24/7 concierge care team and purpose-built technology, AVA®. As it expands its offerings and grows its national footprint, Alignment upholds its core values of leading with a serving heart and putting the senior first. For more information, visit www.alignmenthealth.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the year ended December 31, 2025. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor, including potential federal reductions in MA funding; changes in laws and regulations applicable to our business model; risks related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024, and the other periodic reports we file with the SEC. All information provided in this release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

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Investor Contact
Harrison Zhuo
hzhuo@ahcusa.com
Media Contact
Priya Shah
mPR, Inc. for Alignment Health
alignment@mpublicrelations.com